UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K
 _______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 19, 2017

OrangeHook, Inc.
(Exact name of Registrant as Specified in its Charter)

Florida	000-54249	27-1230588
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

319 Barry Avenue South #300
Wayzata, Minnesota 55391
 (Address of Principal Executive Offices including Zip Code)

(442) 500-4665
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.
On September 19, 2017, OrangeHook, Inc. (the "Company") and LifeMed ID, a wholly-owned subsidiary of the Company ("LifeMed") and Lenovo PC HK. Limited ("Lenovo") entered into Amendment 3 (the "Amendment") to the Business Partner Agreement dated as of March 10, 2016 (the "Agreement").

The Agreement calls for Lenovo and LifeMed to bundle certain LifeMed software with Lenovo hardware for sale to health care industry end users in exchange for service fees. Lenovo and LifeMed are each entitled to a portion of such fees. In furtherance of the parties' partnership, Lenovo agreed to make certain guaranteed minimum pre-purchases of LifeMed software ("Minimum Pre-Purchase Commitment") to be paid quarterly over six calendar quarters (each, a "Commitment Period"), beginning in December 2017 and ending in April 2019.  Minimum Pre-Purchase Commitment payments will be final and non-refundable.  In exchange for the Minimum Pre-Purchase Commitment, the parties agreed to a temporary revenue share more favorable to Lenovo through the current September 2019 expiration date or termination of the Agreement. In the event that an agreed upon amount of LifeMed software and services sales occur prior to any such expiration or termination, the revenue share percentages will revert automatically to those percentages in effect prior to the Amendment.

The Amendment also establishes quarterly sales amounts, which if not reached, will result in a decrement to the potential amount to be paid by Lenovo for additional future license fees for certain additional rollouts of the LifeMed software ("Rollout License Fees"). Any decrements will be in an amount equal to the quarterly sales shortage amount, not to exceed the Minimum Pre-Purchase Commitment amount for the applicable Commitment Period or the potential aggregate amount of the Rollout License Fees. Additionally, if an agreed upon amount of qualifying sales is achieved, the Agreement will automatically extend to September 10, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORANGEHOOK, INC.

Dated:   September 25, 2017
By:  /s/   David C. Carlson
               David C. Carlson
               Chief Financial Officer